Exhibit 5.1

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL
GRANT SAWYER
(1918-1996)

JON R. COLLINS
(1923-1987)

RICHARD H. BRYAN
JEFFREY P. ZUCKER
PAUL R. HEJMANOWSKI
ROBERT D. FAISS
DAVID N. FREDERICK
RODNEY M. JEAN
HARVEY WHITTEMORE
TODD TOUTON
CAM FERENBACH
LYNDA S. MABRY
MARK H. GOLDSTEIN
KIRBY J. SMITH
COLLEEN A. DOLAN
JENNIFER A. SMITH
DAN R. REASER
PAUL E. LARSEN

ALLEN J. WILT
LYNN S. FULSTONE
RORY J. REID
DAN C. McGUIRE
JOHN E. DAWSON
FRED D. “PETE” GIBSON, III
CHARLES H. McCREA JR.
GREGORY E. SMITH
MALANI L. KOTCHKA
LESLIE BRYAN HART
CRAIG E. ETEM
TODD E. KENNEDY
MATTHEW E. WATSON
JOHN M. NAYLOR
WILLIAM J. McKEAN
ELIZABETH BRICKFIELD
GREGORY R. GEMIGNANI
LINDA M. BULLEN
LAURA J. THALACKER
DOREEN SPEARS HARTWELL
LAURA K. GRANIER
MAXIMILIANO D. COUVILLIER III
1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 –––– FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com
MICHAEL D. KNOX
ERIN FLYNN
JENNIFER ROBERTS
MEREDITH L. STOW
DOUGLAS A. CANNON
RICHARD T. CUNNINGHAM
MATTHEW R. POLICASTRO
TREVOR HAYES
JENNIFER J. DiMARZIO
PEARL L.GALLAGHER
CHRISTINE D. SMITH
SUSAN L. MYERS
BRIAN S. PICK
JENNIFER L. BRASTER
LUCAS J. TUCKER
CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI
KETAN D. BHIRUD
LAUREN D. CALVERT-ARNOLD
ROBERT W. HERNQUIST
CHRISTIAN HALE
TIMOTHY R. MULLINER
COURTNEY MILLER O'MARA
BRIAN H. SCHUSTERMAN
MOHAMED A. IQBAL, JR.
KELLY R. KICHLINE
MARK J. GARDBERG
ELIZABETH A. HIGH
JAMES B. GIBSON
GREG J. CARLSON
ABIGAYLE F. DANG
JING ZHAO

July 29, 2009	OF COUNSEL RICHARD J. MORGAN* ELLEN WHITTEMORE BRIAN HARRIS CHRISTOPHER MATHEWS MARK A. CLAYTON *ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (702) 383-8837 mgoldstein@lionelsawyer.com

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong
Qu Harbin Kai Fa Qu, Harbin, People’s Republic of China 150060

Ladies and Gentlemen:

We have acted as special Nevada counsel to Harbin Electric, Inc., a Nevada corporation (the “Company”) in connection with its filing with the Securities and Exchange Commission on or about the date hereof of Form S-3 (Registration No. 333-159507) (the “Registration Statement”) relating to the offering under the Securities Act of 1933, as amended (the “Act”) of additional shares of Common Stock, par value $0.00001 par value per share (“Common Stock”), of the Company in a proposed firm commitment public offering (the “Offering”).

We have been informed that item 601 of Regulation S-K require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to the Registration Statement if the securities are original issue shares.  This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

We have examined:

a.           The Articles of Incorporation of the Company (the “Articles of Incorporation”) as filed with the Nevada Secretary of State.

b.           Good Standing Certificate from the Nevada Secretary of State for the Company.

c.           The Bylaws (“Bylaws”) of the Company certified by an officer of the Company.

d.           Resolutions (“Board Resolutions”) dated July 20, 2009 of the board of directors (“Board”) of the Company delegating the authority to issue shares of Common Stock to a special pricing committee of the Board (the "Pricing Committee”) consisting of Tianfu Yang and Lanxiang Gao to facilitate the Offering.

e.           A draft of an underwriting agreement in connection with the Offering substantially the form attached to the Board Resolutions as Exhibit A (the "Underwriting Agreement").

f.           Resolutions of the Pricing Committee dated July 29, 2009 authorizing the pricing terms of the Offering (the "Pricing Committee Resolution").

We assume that the Company has outstanding 22,102,078 shares of Common Stock.  We assume that the Company will keep reserved a sufficient amount of the Common Stock to satisfy its obligations for future issues.

Subject to the foregoing and the other matters set forth herein, it is our opinion that the Company has authority pursuant to its Articles of Incorporation to issue up to 100,000,000 shares of authorized Common Stock.  Based on the Pricing Committee Resolution authorizing the issuance of additional shares of Common Stock and upon issuance and delivery of certificates for such shares in the form required by the Bylaws and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Underwriting Agreement and/or the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

We express no opinion concerning any securities law or rule.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely on it pursuant to the applicable provisions of the Act.

Very truly yours,

Lionel Sawyer & Collins /s/

LIONEL SAWYER & COLLINS